Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Craig A. Lampo
Senior Vice President and Chief
Financial Officer
203-265-8625
www.amphenol.com

AMPHENOL CORPORATION ANNOUNCES

PRICING OF $900,000,000 OF SENIOR NOTES

Wallingford, Connecticut, September 4, 2019. Amphenol Corporation (NYSE: APH) (the “Company”) announced today the pricing of its offering of $900,000,000 aggregate principal amount of senior notes due 2030 (the “Notes”). The Notes will have an interest rate of 2.800% per annum. The closing of the offering is expected to occur on September 10, 2019, subject to the satisfaction of customary closing conditions.

The Company intends to use a portion of the net proceeds from the offering of the Notes to fund the consideration payable in its previously announced tender offers for any and all of its outstanding 3.125% senior notes due 2021 and any and all of its outstanding 4.00% senior notes due 2022. The consummation of the offering of the Notes is not conditioned on the completion of the tender offers. The Company intends to use any excess net proceeds from the offering of the Notes for general corporate purposes, including to partially reduce borrowings under the Company’s U.S. commercial paper program.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and MUFG Securities Americas Inc. are serving as the joint book-running managers for the offering of the Notes.

The Notes are being offered pursuant to the Company’s effective shelf registration statement on file with the Securities and Exchange Commission.  A prospectus supplement and accompanying prospectus describing the terms of this offering will be filed with the Securities and Exchange Commission.  Copies of the prospectus supplement and accompanying prospectus for the offering may be obtained from Citigroup Global Markets Inc. toll-free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533, and MUFG Securities Americas Inc. toll-free at (877) 649-6848.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor will there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful.  Any offer, solicitation or sale of the Notes will be made only by means of the prospectus supplement and the accompanying prospectus.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the tender offers. The tender offers are not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release contains information about pending transactions, and there can be no assurance that any of these transactions will be completed.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other related laws. While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. Please refer to Part I, Item 1A of the Company’s Form 10-K for the year ended December 31, 2018, for some factors that could cause the actual results to differ from estimates. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Contact

Investor Relations

Amphenol Corporation

358 Hall Avenue

Wallingford, CT 06492

Telephone No: (203) 265-8900